                                                                                                                        EXHIBIT (11)

                         DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                             COMPUTATIONS OF PER SHARE EARNINGS

                            (In Millions, Except Per Share Data)


                                                                   Three Months Ended                   Twelve Months Ended
                                                        --------------------------------------- ------------------------------------
                                                             APRIL 29, 1995     April 30, 1994     APRIL 29, 1995    April 30, 1994
                                                        -------------------- ------------------ ------------------ -----------------
                                                          EARNINGS   SHARES  Earnings   Shares  EARNINGS   SHARES  Earnings  Shares
                                                        ----------- -------- -------- --------- -------- --------- -------- --------

Primary Computations
- --------------------
Net earnings                                               $  11              $  39              $ 406              $ 384
Less: Dividend requirements on ESOP
  preferred stock, net of tax benefit on
  unallocated shares                                          (4)                (5)               (18)               (18)
                                                           -----              -----              -----              -----
Adjusted net earnings                                      $   7              $  34              $ 388              $ 366
                                                           =====              =====              =====              =====

Average common shares outstanding                                     71.7               71.5               71.5               71.5

Average number of common share equivalents:
    Stock options                                                      0.1                0.2                0.2                0.1

    Performance shares                                                 0.3                0.2                0.3                0.2
                                                                     -----               ----               ----               ----
Adjusted common equivalent shares
  outstanding-primary                                                 72.1               71.9               72.0               71.8
                                                                     =====               ====               ====               ====

PRIMARY EARNINGS PER SHARE                                 $0.10              $0.48              $5.38              $5.11
                                                           =====              =====              =====              =====

Fully Diluted Computations
- --------------------------

Net earnings                                               $  11              $  39              $ 406              $ 384
Less: Earnings impact of assumed ESOP
  preferred share conversion, net of tax benefit
  on unallocated shares                                       (3)                (3)               (13)               (13)
                                                           -----              -----              -----              -----
Adjusted net earnings                                      $   8              $  36              $ 393              $ 371
                                                           =====              =====              =====              =====

Average common and common equivalent
  shares-primary                                                      72.1               71.9               72.0               71.8
Additional common share equivalents
  attributable to application of the treasury stock
  method                                                               0.1                0.1                  -                  -
Assumed conversion of ESOP preferred shares                            4.1                4.3                4.2                4.3
                                                                     -----               ----               ----               ----
Adjusted common equivalent shares
  outstanding-fully diluted                                           76.3               76.3               76.2               76.1
                                                                     =====               ====               ====               ====


FULLY DILUTED EARNINGS PER SHARE                           $0.10              $0.47              $5.16              $4.89
                                                           =====              =====              =====              =====


AVERAGE ALLOCATED ESOP PREFERRED
  SHARES OUTSTANDING (IN MILLIONS)                                     2.3                1.8                2.1                1.6
                                                                     =====               ====               ====               ====